As filed with the Securities and Exchange Commission on March 21, 2019
Registration No. 333-202866
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Karaportti 3, P.O. Box 226 FI-00045 NOKIA GROUP Espoo, Finland +358 10 4488000
(Address of principal executive offices)

NOKIA RESTRICTED SHARE PLAN 2015
 (Full title of the plan)

_______________
Ronald A. Antush
Nokia of America Corporation
601 Data Drive
Plano, Texas 75075
+1 (469) 682-7649

(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

EXPLANATORY NOTE

Nokia Restricted Share Plan 2015

This Post-Effective Amendment No. 3 to Registration Statement on Form S-8, Registration No. 333-202866 (the “2015 Registration Statement”) is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Company”) that were registered for issuance pursuant to the Nokia Restricted Share Plan 2015 (the “2015 Restricted Share Plan”).  The 2015 Registration Statement registered 750,000 Shares issuable pursuant to the 2015 Restricted Share Plan to employees of the Company.  The 2015 Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unissued under the 2015 Restricted Share Plan.

Filing Fee Offset

Contemporaneously with the filing of this Post-Effective Amendment No. 3 to the 2015 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register shares issuable under other of its employee benefit plans.  In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the 2015 Registration Statement is also being filed to carry over to the New Registration Statement the $494.00 portion of the registration fee previously paid by the Company in connection with the 2015 Registration Statement to register 555,000 Shares.

SIGNATURES

The Registrant.  Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on March 21, 2019.

NOKIA CORPORATION

By:	/s/ Esa Niinimäki	By:	/s/ Ulla Nyberg
Name:	Esa Niinimäki	Name:	Ulla Nyberg
Title:	Vice President, Corporate Legal	Title:	Legal Counsel, Corporate Legal

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 has been signed below by the following persons in the indicated capacities on March 21, 2019.

Members of the Board of Directors

/s/ Sari Baldauf	Director
Name: Sari Baldauf

/s/ Bruce Brown	Director
Name: Bruce Brown

/s/ Jeanette Horan	Director
Name: Jeanette Horan

/s/ Louis R. Hughes	Director
Name: Louis R. Hughes

/s/ Edward Kozel	Director
Name: Edward Kozel

/s/ Elizabeth Nelson	Director
Name: Elizabeth Nelson

/s/ Olivier Piou	Vice Chairman of the Board of Directors
Name: Olivier Piou

/s/ Risto Siilasmaa	Chairman of the Board of Directors
Name: Risto Siilasmaa

/s/ Carla Smits-Nusteling	Director
Name: Carla Smits-Nusteling

/s/ Kari Stadigh	Director
Name: Kari Stadigh

President and Chief Executive Officer:

/s/ Rajeev Suri
Name: Rajeev Suri

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Kristian Pullola
Name: Kristian Pullola

Authorized Representative in the United States:

/s/ Ronald A. Antush
Name: Ronald A. Antush